UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 27, 2017

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas 77550-7999
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2017, William F. Carlton, Senior Vice President and Corporate Controller, is no longer with the Company. Mr. Carlton’s responsibilities as the Company’s principal accounting officer have been assumed on an interim basis by John J. Dunn, Jr., Executive Vice President and Chief Financial Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2017, the Board of Directors of the Company adopted certain changes to the Company’s Amended and Restated Bylaws (as amended, the “Amended and Restated Bylaws”), effective as of such date, to move the description of the duties of the Chairman of the Board from Article V (“Officers”) of the Bylaws to Article IV (“Board of Directors”). Such changes reflect that the Board no longer considers the Chairman of the Board position to be an officer position. In connection with these amendments, the Board separated the role of the Chairman of the Board from that of the President and Chief Executive Officer, and the Board elected Ross R. Moody as its non-executive Chairman of the Board. The foregoing description of changes to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Amended and Restated Bylaws attached as Exhibit 3.2 hereto and the copy of the Amended and Restated Bylaws redlined to show amended text and attached as Exhibit 3.3 hereto, both of which are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 28, 2017 (the “Annual Meeting”). Results of stockholder voting at the Annual Meeting are set forth below.

Proposal 1. The stockholders elected the individuals below as Directors of the Company, to serve until the next Annual Meeting of Stockholders, with the results of the vote as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
William C. Ansell	25,381,226	102,302	1,018	13,081
Arthur O. Dummer	25,327,675	151,696	5,175	13,081
Frances A. Moody-Dahlberg	25,253,866	218,469	12,211	13,081
Ross R. Moody	25,255,157	215,266	14,123	13,081
James P. Payne	25,285,876	193,894	4,776	13,081
E. J. “Jere” Pederson	25,345,622	138,148	776	13,081
James E. Pozzi	25,149,050	321,099	14,397	13,081
James D. Yarbrough	25,267,971	213,658	2,917	13,081

Proposal 2. The stockholders approved, in a non-binding advisory vote, the compensation of the named executive officers disclosed in the “Executive Compensation” section of the Company’s proxy statement dated April 4, 2017 relating to the Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
25,407,654	58,973	17,919	13,081

Proposal 3. The stockholders ratified the selection of KPMG LLP as the Company’s auditors for 2017. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
25,402,355	76,969	18,303	0

Item 9.01 Financial Statements and Exhibits.

No.	Exhibit

3.2 3.3	Amended and Restated Bylaws Redlined Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ John J. Dunn, Jr.
	Name:	John J. Dunn, Jr.
	Title:	Executive Vice President, Chief Financial Officer

Date: May 3, 2017